                                                                     EXHIBIT 21

                            SIGNIFICANT SUBSIDIARIES

                                                                   Place of
          Name                                                   Incorporation
          ----                                                   -------------
Tyler Corporation                                                  Delaware

Forest City Auto Parts                                             Delaware